UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 18, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2008, NYSE Euronext (the “Company”) completed its offering of €750 million ($1,185 million) in aggregate principal amount of 5.375% Notes due 2015 (the “Notes”) pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the pricing of the offering, the Company entered into a Subscription Agreement dated as of April 18, 2008 (the “Subscription Agreement”) with ABN AMRO Bank N.V., Barclays Bank PLC, Société Générale, JP Morgan Securities Ltd., and Morgan Stanley & Co. International plc, as Joint Lead Managers.

The Notes were issued pursuant to an Agency Agreement dated as of April 23, 2008 (the “Agency Agreement”) among the Company, Citibank, N.A., London Branch, as fiscal and paying agent, Dexia Banque Internationale à Luxembourg, société anonyme, as Luxembourg Paying Agent, and ABN AMRO Bank N.V., as paying agent. The Agency Agreement provides that the Notes may be redeemed by the Company for certain tax reasons and at the option of the Note holder upon a change of control and if the Notes are rated below an investment grade rating under certain circumstances. The Agency Agreement provides for customary events of default and a negative pledge covenant. Under the negative pledge covenant, the Company has agreed that its present or future indebtedness shall not be secured by any mortgage, lien, charge, pledge or other security interests unless the equivalent is provided with respect to the Notes, or otherwise approved by the Note holders. The Agency Agreement does not contain any financial covenants.

The Notes will mature on June 30, 2015. Interest on the Notes will be payable annually on June 30 of each year, beginning on June 30, 2009.

The Notes are unsecured obligations of the Company and rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company. The proceeds of the Notes will be used for general corporate purposes, including the refinancing of existing debt. The Notes will be listed on Euronext Amsterdam and the Luxembourg Stock Exchange’s regulated market.

The Subscription Agreement and the Agency Agreement are governed by English law.

The descriptions of the Subscription Agreement and the Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, which are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
1.1	Subscription Agreement, dated as of April 18, 2008, between NYSE Euronext and ABN AMRO Bank N.V., Barclays Bank PLC, Société Générale, JP Morgan Securities Ltd., and Morgan Stanley & Co. International plc.

4.1	Agency Agreement, dated as of April 23, 2008, among NYSE Euronext, Citibank, N.A., London Branch, as fiscal and paying agent, Dexia Banque Internationale à Luxembourg, société anonyme, as Luxembourg Paying Agent, and ABN AMRO Bank N.V., as paying agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: April 24, 2008	By:	/s/ John K. Halvey
	Name:	John K. Halvey
	Title:	Group Executive Vice President, General Counsel and Secretary